Exhibit 99.1

Biocept Reports First Quarter 2023 Financial Results

SAN DIEGO (May 10, 2023) – Biocept, Inc. (Nasdaq: BIOC), a leading provider of molecular diagnostic assays, products and services, reports financial results for the three months ended March 31, 2023 and provides a business update.

“I’m exceptionally pleased with the progress being made with our FORESEE clinical trial, which is specifically designed to generate evidence of CNSide™’s clinical utility to support adoption into clinical care guidelines and further broaden physician use. Trial enrollment is running well in line with our plan, and we’ve now activated clinical sites in Dallas, Los Angeles and the San Francisco Bay Area,” said Samuel D. Riccitelli, Biocept’s Chairman, and interim President and CEO. “In our quest to gain further physician and payor acceptance, we submitted an article to a peer-reviewed journal describing our assay, its attributes, and the work to demonstrate CNSide’s performance validity. We expect two additional manuscripts to be submitted for peer-review later this year by leading neuro-oncologists detailing their experience with CNSide through case study reports.

“We have begun requiring all new customers to sign lab service agreements prior to commencing use of our assay to facilitate fair and turnkey reimbursement for CNSide testing, and we are negotiating similar agreements with current customers. Nearly half of our existing clients have engaged with us on this matter and although the program has yielded only two signed agreements to date, we are hopeful this will allow us to continue to offer CNSide in a more cost-effective manner going forward,” he added. “Additionally, our cost-control measures put in place over the past year continued to drive down expenses.

“We look forward to providing a progress report and updates on the FORESEE trial when we resume holding quarterly investor calls with reporting of second quarter financial results in mid-August,” Mr. Riccitelli concluded.

First Quarter Financial Results

Net revenues for the first quarter of 2023 were $0.7 million, compared with $19.9 million for the first quarter of 2022, with the decline due to lower RT-PCR COVID-19 testing volume. In February 2023 the Company ceased providing COVID-19 testing services. The number of commercial accessions delivered for the first quarters of 2023 and 2022 were 3,085 and 153,056, respectively.

Cost of revenues for the first quarter of 2023 was $3.0 million, compared with $10.3 million for the first quarter of 2022, with the decrease primarily associated with the cessation of COVID-19 testing services.

Research and development expenses for the first quarter of 2023 were $1.0 million, compared with $1.8 million for the first quarter of 2022, with the decrease primarily due to a reduction in headcount and lower purchases of materials and supplies.

General and administrative expenses for the first quarter of 2023 were $3.0 million, compared with $6.3 million for the first quarter of 2022. The decrease was primarily due to lower legal and outside service expenses in the 2023 quarter, and separation agreements with former executive management in the 2022 quarter.

Sales and marketing expenses for the first quarter of 2023 were $0.7 million, compared with $3.7 million for the first quarter of 2022, with the decrease primarily due to fewer sales representatives, lower commission expense and a decrease in outside services expenses.

Net loss attributable to common stockholders for the first quarter of 2023 was $7.1 million, or $0.41 per share, compared with a net loss attributable to common stockholders for the first quarter of 2022 of $2.2 million, or $0.13 per share.

Biocept reported cash of $6.8 million as of March 31, 2023, compared with $12.9 million as of December 31, 2022.

About Biocept

Biocept, Inc. develops and commercializes molecular diagnostic assays that provide physicians with clinically actionable information for treating and monitoring patients diagnosed with a variety of cancers. For more information, visit www.biocept.com. Follow Biocept on Facebook, LinkedIn, Twitter, and Instagram.

Forward-Looking Statements Disclaimer Statement

This news release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements are generally identifiable by the use of words like “will,” “expect,” “goal,” “objective,” “believe” or “intend” or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this news release are not strictly historical, including, without limitation, statements regarding FORESEE’s potential to generate evidence of CNSide’s clinical utility to support adoption into clinical care guidelines and further broaden physician use and payor acceptance, our expectation that two additional manuscripts will be submitted for peer-review later this year by leading neuro-oncologists detailing their experience with CNSide, our hope that requiring lab service agreements will allow us to continue to offer CNSide in a more cost-effective manner going forward, future progress reports on the FORESEE trial and the timing thereof, and other statements that are not historical fact, are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risks and uncertainties, including that the results of the FORESEE clinical trial may not support the inclusion of CNSide in clinical care guidelines; Medicare and private payors may not provide coverage and reimbursement or may breach, rescind or modify their contracts or reimbursement policies or delay payments; our customers may choose not to enter into lab service agreements with us; risks related to our need for additional capital; and the risk that our products and services may not perform as expected. These and other factors are described in greater detail under the “Risk Factors” heading in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on April 17, 2023, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is being filed with the SEC today. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this news release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC at http://www.sec.gov/.

Investor & Media Contact:

LHA Investor Relations

Jody Cain

Jcain@lhai.com

(310) 691-7100

Biocept, Inc.

Condensed Balance Sheets

(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash	$6,774	$12,897
Accounts receivable	1,112	2,151
Inventories, net	704	757
Prepaid expenses and other current assets	500	538

Total current assets	9,090	16,343
Fixed assets, net	2,513	2,572
Lease right-of-use asset—operating	8,339	8,486
Lease right-of-use assets—finance	2,665	3,086
Other non-current assets	386	386

Total assets	$22,993	$30,873

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,533	$1,523
Accrued liabilities	1,300	2,249
Current portion of lease liability—operating	541	518
Current portion of lease liabilities—finance	1,018	1,099
Supplier financing	—	117

Total current liabilities	4,392	5,506
Non-current portion of lease liability—operating	9,013	9,175
Non-current portion of lease liabilities—finance	1,011	1,200
Payor liability	6,149	6,132

Total liabilities	20,565	22,013
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 2,090 shares issued and outstanding at March 31, 2023 and December 31, 2022.	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized; 17,787,185 shares and 17,070,071 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively.	2	2
Additional paid-in capital	308,008	307,296
Accumulated deficit	(305,582)	(298,438)

Total stockholders’ equity	2,428	8,860

Total liabilities and stockholders’ equity	$22,993	$30,873

Biocept, Inc.

Condensed Statements of Operations

(In thousands, except shares and per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net revenues	$673	$19,945
Costs and expenses:
Cost of revenues	3,028	10,334
Research and development expenses	1,040	1,846
General and administrative expenses	2,988	6,256
Sales and marketing expenses	715	3,658

Total costs and expenses	7,771	22,094

Loss from operations	(7,098)	(2,149)
Other expense:
Interest expense, net	(46)	(61)

Total other expense:	(46)	(61)

Loss before income taxes	(7,144)	(2,210)
Income tax expense	—	—

Net loss	(7,144)	(2,210)

Net loss attributable to common stockholders	$(7,144)	$(2,210)

Weighted-average shares outstanding used in computing net loss per share attributable to common stockholders:
Basic	17,620,668	16,849,964

Diluted	17,620,668	16,849,964

Net loss per common share:
Basic	$(0.41)	$(0.13)

Diluted	$(0.41)	$(0.13)

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